Exhibit 99.1

NasdaqGS:CECE	NEWS RELEASE

CECO Environmental Corp. Reports Second Quarter and Six Months 2015 Results

Achieves record quarterly revenue of $87 million and non-GAAP EPS of $0.32

•	Revenue of $87.0 million for the second quarter of 2015 was up 30.5% from the same period last year; organic revenue was flat on a constant currency basis compared to the same period last year.

•	Revenue of $167.9 million for the first six months of 2015 was up 35.6% from the same period last year; organic revenue was up 4.5% on a constant currency basis compared to the same period last year.

•	Gross profit of $26.6 million, or 30.6% gross margin for the second quarter, was up 24.1%, from $21.4 million, or 32.1% gross margin, in the prior-year period. The second quarter gross margin of 30.6% was also up from the first quarter gross margin of 25.9%.

•	Operating income of $4.5 million, or 5.2% operating margin for the second quarter, was down 37.6%, from $7.2 million, or 10.8% operating margin, in the prior-year period.

•	Non-GAAP operating income was $12.3 million, or 14.2% margin, for the second quarter, up 24.2% from $9.9 million, or 14.9% margin, in the prior-year period.

•	Adjusted EBITDA was $13.5 million for the second quarter, up from $11.0 million in the prior- year period and up from $8.6 million the first quarter of 2015.

•	Net income per diluted share was $0.08 for the second quarter, compared with net income per diluted share of $0.17 in the prior-year period. Non-GAAP net income per diluted share was $0.32 for the second quarter of 2015, compared with $0.25 for the prior-year period.

CINCINNATI, Ohio, August 6, 2015 — CECO Environmental Corp. (NasdaqGS:CECE), a leading global environmental, energy and fluid handling technology company, today reported its financial results for the second quarter of 2015.

Revenue in the second quarter of 2015 was $87.0 million, up 30.5% from revenue of $66.6 million in the prior-year’s second quarter. Recent acquisitions contributed $21.2 million of revenue in the second quarter of 2015. Organic revenue was flat on a constant currency basis compared to second quarter last year.

Revenue in the first six months of 2015 was $167.9 million, up 35.6% from revenue of $123.8 million in the prior-year period. Recent acquisitions contributed $41.7 million of revenue in the first six months of 2015. Organic revenue was up 4.5% for the first six months of 2015 compared to the prior-year period.

Operating income was $4.5 million for the second quarter of 2015 compared to $7.2 million in the prior- year period, and $3.0 million sequentially for the first quarter of 2015. Operating income on a non-GAAP basis was $12.3 million for the second quarter of 2015 compared to $9.9M in the prior-year period.

Operating income in the first six months of 2015 was $7.5 million compared to $12.7 million in the prior- year period. Operating income on a non-GAAP basis in the first six months of 2015 was $19.8 million compared to $18.1 million in the prior-year period.

Cash and cash equivalents were $17.1 million and bank debt was $111.7 million as of June 30, 2015 compared to $19.4 million and $114.2 million, respectively, as of December 31, 2014.

BACKLOG AND BOOKINGS

Total backlog at June 30, 2015 was $140.3 million as compared with $140.1 million on December 31, 2014, and $153.0 million on March 31, 2015.

Bookings were $168.5 million in the first six months of 2015, compared to $121.3 million in the first six months of 2014, an increase of 38.9%. Bookings increased 4% on an organic basis versus last year. Bookings were $74.6 million in the second quarter of 2015, compared to $57.7 million in the prior-year period.

QUARTERLY DIVIDEND

On August 5, 2015, CECO’s Board of Directors approved a quarterly dividend of $0.066 per share. The dividend will be paid on September 30, 2015 to all stockholders of record at the close of business on September 18, 2015. CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

OPERATIONAL SUMMARY

“We are pleased with CECO’s overall results for the second quarter 2015 as we executed on our core objectives and drove a meaningful improvement in margins compared to the first quarter of 2015. Our margins benefited from solid performances in many areas of our businesses including better aftermarket mix in all areas and solid performances from our Fluid Handling and Energy segments.” said Jeff Lang, Chief Executive Officer of CECO. “We continue to focus on our Sales Excellence and OneCECO initiatives, which helped drive year-to-date organic revenue growth on a constant currency basis. We achieved several important milestones in the second quarter of 2015 including significant margin improvement, non-GAAP EPS growth and successfully completing the integration of our 2014 acquisitions.”

Jeff Lang also commented, “I am especially encouraged by the performance of the businesses we acquired in 2014 which have generated strong results for the first half of 2015. CECO China also remains a key part of our plan and despite their slower economy, we have excellent growth opportunities including expanding our product offering in existing sales channels, pursuing aftermarket revenue and developing a stronger design presence in the region. Overall, I am excited about the growth opportunities in 2015 and beyond as we leverage our strengthened platform to drive shareholder value and grow our business. I am also very excited in anticipation of the closing of the PMFG transaction, which is expected to occur in September 2015 and which we expect to further enhance shareholder value.”

Jeff Lang, Chief Executive Officer, and Ed Prajzner, Chief Financial Officer, will discuss the Company’s second quarter results during a conference call scheduled for Thursday, August 6, 2015 at 8:30 a.m. EST (7:30 a.m. Central Time).

CLICK HERE (or copy and paste this link http://public.viavid.com/index.php?id=115759 ) to register for, and listen to the live Earnings Call Webcast. The webcast of the live call and a copy of the presentation to be used during the call can also be accessed from the homepage of CECO’s website at http://www.cecoenviro.com.

You may also participate by calling the US/Canada Dial-In # 1-888-299-7209 (Toll-Free) or the International Dial-In # 1-719-325-2420 (Conference ID 8181879) at 8:20 AM ET.

A taped replay of the conference call will be available from 10:30 AM ET on the day of the call until Thursday, August 20, 2015 at 11:59 PM ET. To access the taped replay, call the US/Canada Dial-In # 1-877-870-5176 or the International Dial-In # 1-858-384-5517 and enter conference ID 8181879.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global environmental, energy and fluid handling technology company. Through its well-known brands, CECO provides a wide spectrum of products and services including dampers & diverters, cyclonic technology, thermal oxidizers, filtration systems, scrubbers, exhaust systems, fluid handling equipment and plant engineered services and engineered design build fabrication. These products play a vital role in helping companies achieve exacting production standards, meeting increasing plant needs and stringent emissions control regulations around the globe. CECO believes that it globally serves the broadest range of markets and industries including power, municipalities, chemical, industrial manufacturing, refining, petrochemical, metals, minerals & mining, hospitals and universities. CECO is focused on building long-term shareholder value by bringing its unique technology, portfolio and operational excellence to strategic key growth markets around the world, while maintaining the highest standards of employee development, project execution and safety leadership. CECO is listed on NASDAQ under the ticker symbol “CECE” and is a member company of the Russell 2000 Index. For more information on CECO Environmental, please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, Chief Executive Officer

Edward Prajzner, Chief Financial Officer

1-800-333-5475

or

Investor Relations:

Shawn Severson

The Blueshirt Group

Phone: (415) 489-2198

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) JUNE 30, 2015	DECEMBER 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$17,089	$19,362
Accounts receivable, net	65,767	58,394
Costs and estimated earnings in excess of billings on uncompleted contracts	31,810	24,371
Inventories, net	22,752	23,416
Prepaid expenses and other current assets	8,185	9,046
Prepaid income taxes	4,870	4,190
Assets held for sale	1,544	4,188

Total current assets	152,017	142,967
Property, plant and equipment, net	17,165	18,961
Goodwill	169,324	167,547
Intangible assets-finite life, net	52,420	58,398
Intangible assets-indefinite life	19,528	19,766
Deferred charges and other assets	6,287	6,726

	$416,741	$414,365

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$12,317	$8,887
Accounts payable and accrued expenses	56,504	51,462
Billings in excess of costs and estimated earnings on uncompleted contracts	14,177	14,597
Income taxes payable	759	405

Total current liabilities	83,757	75,351
Other liabilities	27,584	27,884
Debt, less current portion	99,373	103,541
Deferred income tax liability, net	25,471	26,365

Total liabilities	236,185	233,141

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 26,432,447 and 26,404,869 shares issued in 2015 and 2014, respectively	264	264
Capital in excess of par value	169,935	168,886
Accumulated earnings	17,863	19,051
Accumulated other comprehensive loss	(7,150)	(6,621)

	180,912	181,580
Less treasury stock, at cost, 137,920 shares in 2015 and 2014	(356)	(356)

Total shareholders’ equity	180,556	181,224

	$416,741	$414,365

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
(dollars in thousands, except per share data)	2015	2014	2015	2014
Net sales	$86,961	$66,641	$167,946	$123,811
Cost of sales	60,333	45,192	120,343	82,633

Gross profit	26,628	21,449	47,603	41,178
Selling and administrative expenses	14,443	11,685	28,104	23,364
Acquisition and integration expenses	962	170	1,293	240
Amortization and earn-out expenses	6,735	2,406	10,739	4,894

Income from operations	4,488	7,188	7,467	12,680
Other income (expense), net	562	(121)	(1,174)	(227)
Interest expense	(1,174)	(746)	(2,134)	(1,488)

Income before income taxes	3,876	6,321	4,159	10,965
Income tax expense	1,772	1,828	1,857	3,451

Net income	$2,104	$4,493	$2,302	$7,514

Earnings per share:
Basic	$0.08	$0.18	$0.09	$0.29

Diluted	$0.08	$0.17	$0.09	$0.29

Weighted average number of common shares outstanding:
Basic	26,283,529	25,643,508	26,277,456	25,625,033
Diluted	26,627,051	26,107,648	26,643,857	26,111,683

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2015	2014	2015	2014
Gross profit as reported in accordance with GAAP	$26.6	$21.4	$47.6	$41.2
Gross profit margin in accordance with GAAP	30.6%	32.1%	28.4%	33.3%
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3

Non-GAAP gross margin	$26.7	$21.5	$47.9	$41.5
Non-GAAP Gross profit margin	30.7%	32.3%	28.5%	33.3%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2015	2014	2015	2014
Operating income as reported in accordance with GAAP	$4.5	$7.2	$7.5	$12.7
Operating margin in accordance with GAAP	5.2%	10.8%	4.5%	10.3%
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3
Acquisition and integration expenses	1.0	0.2	1.3	0.2
Amortization and earn-out expenses	6.7	2.4	10.7	4.9

Non-GAAP operating income	$12.3	$9.9	$19.8	$18.1
Non-GAAP Operating margin	14.2%	14.9%	11.8%	14.6%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2015	2014	2015	2014
Net income as reported in accordance with GAAP	$2.1	$4.5	$2.3	$7.5
Plant, property and equipment valuation adjustment	0.1	0.1	0.3	0.3
Acquisition and integration expenses	1.0	0.2	1.3	0.2
Amortization and earn-out expenses	6.7	2.4	10.7	4.9
Foreign currency remeasurement	(0.6)	—	2.1	—
Tax benefit of expenses	(0.8)	(0.7)	(2.5)	(1.5)

Non-GAAP net income	$8.5	$6.5	$14.2	$11.4
Depreciation	0.6	0.7	1.3	1.5
Non-cash stock compensation	0.5	0.4	0.9	0.8
Other (income)/expense	0.1	0.1	(0.9)	0.2
Interest expense	1.2	0.8	2.2	1.5
Income tax expense	2.6	2.5	4.4	5.0

Non-GAAP Adjusted EBITDA	$13.5	$11.0	$22.1	$20.4

Earnings per share:
Basic	$0.08	$0.18	$0.09	$0.29

Diluted	$0.08	$0.17	$0.09	$0.29

Non-GAAP net income per share:
Basic	$0.32	$0.25	$0.54	$0.45

Diluted	$0.32	$0.25	$0.53	$0.44

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A “non-GAAP financial measure” is a numerical measure of a company’s historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and non-GAAP adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to property, plant equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, foreign currency re-measurement, legal reserves and the associated tax benefit of these charges. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the company’s results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted shares and non-GAAP Adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and non-GAAP Adjusted EBITDA, stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

Safe Harbor

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the acquisition of PMFG; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, including PMFG, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our recent acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the product recovery, air pollution control and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. This communication is not a substitute for the prospectus/proxy statement that CECO and PMFG will file with the SEC. Investors in CECO or PMFG are urged to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents that will be filed by CECO and PMFG with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) CECO Environmental Corp., by mail at 4625 Red Bank Road Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations, by telephone at 800-333-5475 or by going to CECO’s Investor page on its corporate website at www.cecoenviro.com; or (2) PMFG, Inc. by mail at 14651 North Dallas Parkway Suite 500, Dallas, Texas 75254, Attention: Investor Relations, by telephone at 877-879-7634, or by going to PMFG, Inc.’s Investors page on its corporate website at www.pmfginc.com. A final prospectus/proxy statement will be mailed to CECO’s stockholders and shareholders of PMFG.

Proxy Solicitation

CECO and PMFG, and certain of their respective directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of CECO is set forth in the proxy statement for CECO’s 2015 annual meeting of stockholders and CECO’s 10-K for the year ended December 31, 2014. Information about the directors and executive officers of PMFG is set forth in the proxy statement for PMFG’s 2014 annual meeting of shareholders and PMFG’s Form 10-K for the year ended June 28, 2014. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the prospectus/proxy statement for such proposed transactions when it becomes available.